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                           COMMUNITY FINANCIAL CORP.
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               (Name of Registrant as Specified In Its Charter)

                               BARRETT R. ROCHMAN
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

Man files suit against local corporation

By Kevin Ryden

A Carbondale man filed a lawsuit against Community Financial Corp. Wednesday, alleging the company has not allowed him to examine corporate minutes from a variety of committee meetings. According to court documents, Barrett R. Rochman, Carbondale, alleges the corporation has "failed and refused to provide or allow" him to examine the corporate minutes of each Board of Director's meeting, each Management Recognition Plan Committee meeting and each Compensation Committee meeting from and after January 1, 1999. Community Financial Corp. has its principal place of business located in Olney and serves Southern Illinois through its five bank subsidiaries.

"It's becoming very uncomfortable," Rochman said from his office in Carbondale Thursday afternoon.

Rochman, who said he owns 128,740 shares in Community Financial Corp., more than any other stockholding member, and who has worked in the real estate investment business for more than 30 years, claims he has stated proper purpose in seeking to examine the corporate minutes. Rochman also said he has experience in serving on the Board of Directors of Heartland Bankshares, Inc., a bank holding company, located in Herrin.

Heartland Bankshares, Inc. was sold to Banterra Corp. last year.

The suit alleges Community Financial Corp. feels Rochman did not state a proper purpose in trying to obtain the corporate minutes. Rochman said his reasons of obtaining the corporate minutes include communicating with Community Financial Corp. stockholders about the "business affairs of the corporation, the 2000 annual meeting of the stockholders...or if directors are not elected at that meeting, the next meeting of stockholders at which directors are elected...and the solicitation of proxies in connection with the stockholders' meeting."

The stockholders meeting is scheduled to occur on April 27. The suit alleges Rochman would "be prejudiced if the relief sought in this complaint is delayed until after the stockholders' meeting." The suit also alleges the examination and copying of the corporate minutes is "a simple and inexpensive matter, provides information concerning the business affairs of (Community Financial Corp.) With respect to management decisions, practices and policies." Allowing Rochman to look over the minutes would "provide valuable information for (Rochman) and fellow stockholders regarding business affairs of (Community Financial Corp.) and provide necessary information to stockholders relative to the solicitation of proxies" from the corporate stockholders, according to court documents.

Rochman alleges that the "failure of (Community Financial Corp.) to comply with his request to examine and make extracts from the corporate minutes" is harmful in his attempt to communicate with other corporate stockholders about the business affairs of the corporation and with the solicitation of proxies. Rochman said the corporation faces approximately $126,000 in penalties plus court costs.

Wayne Benson, Community Financial Corp. President and Chief Executive Officer, would not comment on the lawsuit. Rochman, who emphasized that all comments are his own, said he feels the corporation is keeping something from shareholders. "The question is, what are they hiding?" He said. "It bedevils me...If they have nothing to hide, they have nothing to lose." Rochman said the corporation is publicly owned and that approximately 400 Olney residents have shares in the company. However, Community Financial Corp. is not doing anything illegal, Rochman said.

"They have every legal right to do it," he said, adding he feels the corporation is engaging in what he describes as "management entrenchment."

He added he has a proper purpose and "particular need" in trying to obtain the corporate minutes and therefore has a right to view them. Rochman also alleges Community Financial Corp. stock prices have decreased significantly in value since it first began being sold to the public in March 1995.

According to Rochman, the initial subscription price was $10 per share in 1995. The last stock trade was reported at $9 3/16 on Jan. 27. According to a proxy statement from Rochman, he is soliciting proxies for use at the stockholders meeting to vote in favor of the election of Michael B. Nadler and himself to the Board of Directors of Community Financial Corp., to vote in favor of his stockholder proposal, to vote in favor of the independent auditors of the corporation recommended by management (if presented for a vote) and to vote for his discretion on such other matters that may be presented at the stockholders meeting.

Rochman decided to seek a position on the corporation's Board of Directors to "improve the financial performance of Community Financial, enhance stockholder value...and reduce directors fees at Community Financial."

Rochman also said he agrees with the corporation's strategic plan to maximize shareholder value, but criticized its timing. "Now they have a plan after five years? Why?" he asked. "I agree they need a plan, but quantitate the damn thing. Put numbers to it." According to a press release from Community Financial Corp., the company is taking a variety of actions to "increase operating efficiency, including consolidating the charters of its subsidiary banks, reducing or limiting operating expenses, and using technology to enhance efficiency." The strategic plan, which also states a "significant feature of the plan relates to changes in the asset and liability mix," began in October, according to the release.

The press release also states the company will seek to "increase construction, agricultural and commercial real estate loans while decreasing its emphasis on residential lending" and calls for the "sale of some of the company's lower yielding investment securities and deployment of the proceeds into higher yielding loans." Various actions in the "area of personnel management intended to enhance productivity are also planned," the release stated.

Community Financial Corp. "reported consolidated assets of approximately $309.90 million, consolidated loans of approximately $179.50 million and consolidated deposits of approximately $225.20 million based on Dec. 31, 1999 financial information," according to the press release.